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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1996 Employee Stock Purchase Plan, the 1992 Stock Option Plan and the 1996 Directors' Stock Option Plan, of our report, dated February 9, 1996, except as to Note 1 as to which the date is July 29, 1996, with respect to the financial statements of Geron Corporation included in its Registration Statement and Prospectus (Form S-1 No. 333-05853) filed with the Securities and Exchange Commission.

/s/ Ernst & Young

Palo Alto, California
September 18, 1996